Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Enviri II Corporation of our report dated March 20, 2026 relating to the financial statements of New Enviri, a business of Enviri Corporation, appearing in Amendment No. 3 to the Registration Statement on Form 10.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 16, 2026